Exhibit 10.13

NuCO2 PARENT INC.

2008 STOCK INCENTIVE PLAN

MANAGEMENT INCENTIVE OPTION AGREEMENT

This Incentive Stock Option Agreement (“Agreement”) is made and entered into as of the Date of Grant indicated below by and between NuCO2 Parent Inc., a Delaware corporation (the “Company”), and the person named below as Optionee.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THAT ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR NuCO2 PARENT INC. (THE “COMPANY”) SHALL HAVE RECEIVED AN OPINION OF ITS COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THAT ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.  THE SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS ALSO SUBJECT TO COMPLIANCE WITH THE TERMS AND CONDITIONS OF THAT CERTAIN SECURITYHOLDERS AGREEMENT, DATED AS OF MAY 28, 2008, AS SUPPLEMENTED, MODIFIED AND AMENDED FROM TIME TO TIME, AMONG THE COMPANY AND THE STOCKHOLDERS AND OPTIONHOLDERS SIGNATORY THERETO, A COPY OF WHICH AGREEMENT IS AVAILABLE FOR INSPECTION DURING REGULAR BUSINESS HOURS AT THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

WHEREAS, Optionee is an eligible participant in the Company’s 2008 Stock Incentive Plan (the “Plan”); and

WHEREAS, pursuant to the Plan, the committee of the Board of Directors of the Company (the “Board”) administering the Plan (the “Committee”) has approved the grant to Optionee of an option to purchase shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

1.             Grant of Option; Certain Terms and Conditions.  The Company hereby grants to Optionee, and Optionee hereby accepts, as of the Date of Grant, an option to purchase the number of shares of Common Stock indicated below (the “Option Shares”) at the Exercise Price per share indicated below, which option shall expire at 5:00 o’clock p.m., California time, on the Expiration Date indicated below and shall be subject to all of the terms and conditions set forth in this Agreement (the “Option”).  Subject to the Optionee’s continuous employment by the

Company through each such date, on each of the first, second, third, fourth and fifth anniversaries of [the Date of Grant], the Option shall become exercisable to purchase, and shall vest with respect to, that number of Option Shares (rounded to the nearest whole share) equal to the total number of Option Shares multiplied by the Vesting Rate indicated below.

Optionee:

Date of Grant:	, 20

Number of shares purchasable:

Exercise Price per share:	$

Expiration Date:	, 20

Vesting Rate:	20%

The Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code.

2.             Acceleration and Termination of Option.

(a)           Change in Control and Other Events Causing Acceleration of Option.

All Options shall become fully exercisable immediately prior to (i) a Change in Control of the Company, (ii) a sale of all or substantially all of the assets, in a single or a series of related transactions, of the Company or NuCO2, or (iii) the dissolution or liquidation of the Company, in each such case, while Optionee is employed by the Company.  In addition, the Committee, in its sole discretion, may accelerate the exercisability of the Option at any time and for any reason.

(b)           Termination of Employment.

(i)            Termination With Cause.  In the event that Optionee shall cease to be an employee of the Company or any of its subsidiaries (such event shall be referred to herein as Optionee’s “Termination”) for reason of Cause (as defined below), all unexercised Options (whether vested or unvested) shall terminate as of that date of such Termination.

(ii)           Termination Without Cause[; for Good Reason]; Death or Disability.  In the event of a Termination of Optionee by the Company without Cause[,

by Optionee for Good Reason (as defined below)](1) or due to Optionee’s death or Disability (as defined below), then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination; provided, however, that the unvested portion of the Option that would otherwise have vested at the end of the twelve (12) month period in which the Termination of Optionee by the Company without Cause occurs, shall vest immediately on the date of such Termination on a pro rata basis according to the number of whole or partial months in which Optionee has been employed during such 12-month period, and (B) the vested portion of the Option shall terminate as of the date that is six (6) months following the date of such Termination.

(iii)          Voluntary Termination by Optionee for Any Reason [Other than for Good Reason].  In the event of a Termination by Optionee of his employment for any reason [other than for Good Reason], then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination and (B) the vested portion of the Option shall terminate as of the date that is ninety (90) days following the date of such Termination.

(iv)          Retirement.  In the event that Optionee shall retire, then (A) the portion of the Option that has not vested on or prior to the date of such Termination shall terminate as of the date of such Termination and (B) the vested portion of the Option shall terminate as of the date that is ninety (90) days following the date of such Termination.

(c)           Other Events Causing Termination of Option.  Notwithstanding anything to the contrary in this Agreement, unless otherwise determined by the Board of Directors, the Option shall terminate upon (i) the consummation of the dissolution or liquidation of the Company, (ii) a Change of Control of the Company, (iii) a sale of all or substantially all of the assets, in a single or a series of related transactions, of the Company or NuCO2, or, (iv) if later, the thirtieth (30th) day following the first date upon which any of such events shall have been approved by both the Board of Directors and the stockholders of the Company or NuCO2, as the case may be; provided, however, that no such termination shall occur until the Company shall have provided Optionee with reasonable notice of such pending termination and Optionee shall have been provided reasonable opportunity to exercise the Option, as such Option may be accelerated pursuant to Section 2(a) hereof.

3.             Adjustments.  In the event that the outstanding securities of the class then subject to the Option are increased, decreased or exchanged for or converted into cash, property and/or a different number or kind of securities, or cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger,

(1)          For employees with employment agreements including a Good Reason termination right.

consolidation, recapitalization, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the property and assets of the Company are sold, then, unless such event shall cause the Option to terminate pursuant to Section 2(c) hereof, the Committee shall make equitable adjustments in the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Option; provided, however, that any such adjustments in the Option shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Option.

4.             Exercise.  The Option shall be exercisable during Optionee’s lifetime only by Optionee or by his or her guardian or legal representative, and after Optionee’s death only by the person or entity entitled to do so under Optionee’s last will and testament or applicable intestate law.  The Option may only be exercised by the delivery to the Company of a written notice of such exercise, which notice shall specify the number of Option Shares to be purchased (the “Purchased Shares”) and the aggregate Exercise Price for such shares, together with payment in full of such aggregate Exercise Price in cash or by check payable to the Company; provided, however, that payment of such aggregate Exercise Price may instead be made, in whole or in part, as Optionee elects, by (i) the delivery to the Company of a certificate or certificates representing shares of Common Stock, duly endorsed or accompanied by a duly executed stock power, which delivery effectively transfers to the Company good and valid title to such shares, free and clear of any pledge, commitment, lien, claim or other encumbrance (such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the Plan) thereof on the date of such exercise), or (ii) by a reduction in the amount of Purchased Shares or other property otherwise issuable pursuant to such Option (such reduction to be valued on the basis of the aggregate Fair Market Value, on the date of exercise, of the additional Purchased Shares that would have been delivered to Optionee upon exercise of the Option), provided that the Company is not then prohibited by applicable law or by contract with a third-party from purchasing or acquiring such shares of Common Stock.

5.             Securityholders Agreement.  As of the Date of Grant, Optionee shall execute and agree to be bound by the terms of that certain Securityholders Agreement among the Company and certain of its securityholders, dated as of May 28, 2008, as amended from time to time (the “Securityholders Agreement”).

6.             Payment of Withholding Taxes.  If the Company becomes obligated to withhold an amount on account of any tax imposed as a result of the exercise of the Option, including, without limitation, any federal, state, local or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax, then Optionee shall, on the first day upon which the Company becomes obligated to pay such amount to the appropriate taxing authority, pay such amount to the Company in cash or by check or other property acceptable to the Secretary of the Company in his sole discretion; and, if Optionee fails to make such payment, the Company is authorized by Optionee to withhold from any payments then or thereafter payable to Optionee, any such amounts or the Company may otherwise refuse to issue or transfer any shares otherwise required to be issued or transferred pursuant to the terms hereof.  At the election of Optionee, Optionee may pay any such amounts through the surrender of whole shares of Common Stock or by having the Company withhold whole shares of Common Stock otherwise issuable upon the exercise of this Option.  Any such shares surrendered or withheld shall be valued at the aggregate Fair Market Value, on the date surrendered or withheld,, equal to the sums required to be withheld as of the date on which the amount of tax to be withheld is determined.

7.             Notices.  All notices and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed given if delivered personally or five days after mailing by certified or registered mail, postage prepaid, return receipt requested, to the Company c/o Aurora Capital Group, 10877 Wilshire Boulevard, Suite 2100, Los Angeles, California 90024, Attention:  Timothy J. Hart, with a copy to Gibson, Dunn & Crutcher LLP, 333 S. Grand Avenue, Los Angeles, California 90071, Attention: Bruce D. Meyer, Esq., or to Optionee at the address set forth beneath his or her signature on the signature page hereto, or at such other addresses as Optionee may designate by written notice in the manner aforesaid.

8.             Compliance with Legal Requirements.

(a)           No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied.  Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Option Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Act”), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.  The Company shall use its best efforts to comply with all legal requirements applicable to the issuance or transfer of Option Shares.

(b)           Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to the Securityholders Agreement.  In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

9.             Nontransferability.  Neither the Option nor any interest therein may be Transferred in any manner other than by will or the laws of descent and distribution.

10.           Plan.  The Option is granted pursuant to the Plan, as in effect on the Date of Grant, and is subject to all the terms and conditions of the Plan, as the same may be amended from time to time; provided, however, that no such amendment shall deprive Optionee, without his or her consent, of the Option or of any of Optionee’s rights under this Agreement.  The interpretation and construction by the Committee of the Plan, this Agreement, the Option and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Optionee; provided, (i) in the event of any inconsistency between the Option and the Plan, the Option shall control, and (ii) the determination of the Committee shall be subject to Optionee’s right to review by an arbitrator or a court of competent authority, as the case may be, of any issue in dispute with the Company under this Agreement.  Until the Option shall expire, terminate or be exercised in full, the Company shall, upon written request therefor, send a copy of the Plan, in its then-current form, to Optionee or any other person or entity then entitled to exercise the Option.

11.           Stockholder Rights.  No person or entity shall be entitled to vote, receive dividends or be deemed for any purpose the holder of any Option Shares until the Option shall have been duly exercised to purchase such Option Shares in accordance with the provisions of this Agreement.

12.           Employment Rights.  No provision of this Agreement or of the Option granted hereunder shall (a) confer upon Optionee any right to be or continue, as the case may be, in the employ of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the employment of Optionee, with or without cause, or (c) confer upon Optionee any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan.  Optionee hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the employment of Optionee at any time and for any reason, or for no reason, unless Optionee and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

13.           Governing Law.  This Agreement and the Option granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to choice or conflict of law principles.

14.           Definitions.

“Affiliate” means, when used with respect to a specific person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.

“Board of Directors” means, with respect to any person, (i) in the case of a corporation, the board of directors of such person, (ii) in the case of any limited liability company, the board of managers of such person, (iii) in the case of any partnership, the board of directors of the general partner of such person and (iv) in any other case, the functional equivalent of the foregoing.

“Cause” means (i) if a definition of “Cause” is included in the then effective employment agreement between Optionee and the Company (the “Employment Agreement”), such definition, or (ii) if no such definition exists, the occurrence or existence of any of the following with respect to Optionee, as determined by a majority of the disinterested directors of the Board of Directors:  (a) a material breach by Optionee of any of his obligations under the Employment Agreement, provided, however, that Cause shall not be deemed to exist under this clause (a) until the Company shall have given written notice specifying the claimed material breach and Optionee fails to correct the claimed breach within thirty (30) days after the receipt of the applicable notice; (b) any transaction by Optionee that represents direct or indirect self-dealing with the Company or any of its Affiliates that was not approved in advance by a majority of the disinterested directors of the Board of Directors, provided, however, that Cause shall not be deemed to exist under this clause (b) until the Company shall have given written notice specifying the claimed self-dealing and Optionee fails to correct the claimed self-dealing within thirty (30) days after the receipt of the applicable notice; (c) the repeated material breach by Optionee of any material duty referred to in clause (a) or (b) above as to which at least two (2) written notices have been given pursuant to such clause (a) or (b), (d) any act of material dishonesty, misappropriation, embezzlement, fraud or similar conduct involving the Company or any of its Affiliates; (e) the conviction or the plea of nolo contendere or the equivalent in respect of a felony involving moral turpitude; (f) the intentional infliction by Optionee of any damage of a material nature to any property of the Company or any of its Affiliates; or (g) the repeated use of any controlled substance or alcohol or any other non-controlled substance which, in any case described in this clause (g), the Board of Directors reasonably determines renders Optionee unfit to serve in his capacity as an officer or employee of the Company or its Affiliates.

“Change of Control” means:

(A)          The Company at any time ceases to own 100% of the Equity Interests of NuCO2;

(B)                   at any time (i) the Permitted Holders (collectively) shall fail to own, or to have the power to vote or direct the voting of, Voting Stock of the Company representing more than 35% of the voting power of the total outstanding Voting Stock of the Company, or (ii) any person (other than the Permitted Holders) is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock of the Company representing more voting power than the Permitted Holders (collectively) own (or have the power to vote or direct the voting of); or

(C)           during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to such Board of Directors or whose nomination for election was approved by a vote of a majority of the members of the Board of Directors of the Company, which members comprising such majority are then still in office and were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company.

For purposes of this definition, a person shall not be deemed to have beneficial ownership of Equity Interests subject to a stock purchase agreement, merger agreement or similar agreement until the consummation of the transactions contemplated by such agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have the meanings correlative thereto.

“Disabled” or “Disability” means, if a definition of “Disabled” or “Disability” is included in the Employment Agreement, such definition or, if no such definition exists, the occurrence of an event or events that renders Optionee unable to perform the essential functions of his position, even with reasonable accommodation.

“Equity Interest” means, with respect to any person, any and all shares, interests, participants or other equivalents, including membership interests (however designated, whether voting or nonvoting), of equity of such person, including, if such person is a partnership, partnership interests (whether general or limited) and any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of property of, such partnership, whether outstanding on the date hereof or issued after the date hereof, but excluding debt securities convertible or exchangeable into such equity.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

[“Good Reason” means the definition of “Good Reason” included in the Employment Agreement.]

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“NuCO2” means NuCO2 Inc., a Florida corporation.

“Permitted Holders”:  means the collective reference to the following:

(A)          Aurora Equity Partners III L.P. and Aurora Overseas Equity Partners III, L.P. (together, the “Limited Partnerships”);

(B)           Aurora Capital Partners III L.P. and Aurora Overseas Capital Partners III, L.P. (together, the “General Partners”);

(C)           Aurora Advisors III LLC and Aurora Overseas Advisors III, LLC (together, the “Ultimate General Partners”);

(D)          any limited partners of the Limited Partnerships, any limited partners of the General Partners or any Controlled investment Affiliate of such limited partners, provided that any such limited partner or Control investment Affiliate, in each case, grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding the Company and its subsidiaries;

(E)           any managing director, consultant or employee of Aurora Management Partners LLC or NuCO2, provided that any such managing director, consultant or employee grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding the Company and its subsidiaries;

(F)           any member of the Advisory Board of Aurora Management Partners LLC, provided that any such member grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding the Company and its subsidiaries;

(G)           any Affiliate of Aurora Management Partners LLC, provided that any such Affiliate grants an irrevocable proxy to any of the Limited Partnerships or the General Partners with respect to any and all matters regarding the Company and its subsidiaries; or

(H)          any investment fund or other entity controlled by or under common control with any one or more of the Ultimate General Partners or Aurora Management Partners LLC or the principals that control any one or more of the Ultimate General Partners or Aurora Management Partners LLC.

“person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Voting Stock” means, with respect to any person, any class or classes of Equity Interests pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the Board of Directors of such person.

15.           Optionee Address.  Optionee represents that the address set forth on the signature page hereto is Optionee’s true and correct address, and acknowledges that the Company is relying upon such representations for securities law purposes.

IN WITNESS WHEREOF, the Company and Optionee have duly executed this Agreement as of the Date of Grant.

NuCO2 PARENT, INC.,
a Delaware corporation

By:
Name:
Title:

OPTIONEE

[Name of Optionee]

Street Address

City, State and Zip Code

Social Security Number